Exhibit 10.40

THIRD AMENDMENT TO LEASE

This Third Amendment (this “Amendment”) to Lease is made as of January 4, 2013, by and between ARE-East River Science Park, LLC, a Delaware limited liability company (“Landlord”), and Kadmon Corporation, LLC, a Delaware limited liability company, successor-in-interest to Kadmon Pharmaceuticals, LLC, a Delaware limited liability company (“Tenant”).

RECITALS

A.                                    Landlord and Tenant have entered into that certain Lease Agreement dated as of October 28, 2010 (the “Original Lease”) as amended by that certain First Amendment to Lease dated July 1, 2011 and that certain Second Amendment to Lease dated November 16, 2011 (the Original Lease as so amended, the “Lease”), wherein Landlord leased to Tenant certain premises consisting of approximately 45,767 square feet (the “Premises”) of the building located at 450 East 29th Street, New York, New York, 10016, also known as 504 First Avenue, New York, New York, 10016 as more particularly described therein. Any capitalized term not otherwise defined herein shall have the meaning ascribed to such term in the Lease.

B.                                    Tenant desires to surrender approximately 4,586 rentable square feet (the “Surrendered Premises”) of the Premises located on fourth floor of the Building, as further described on Exhibit A attached hereto and incorporated herein by this reference.

C.                                    Landlord and Tenant desire to amend the Lease to, among other things, reflect the surrender by Tenant of the Surrendered Premises.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                      Premises. As of 4:00 p.m. on January 19, 2013 (the “Surrender Date”), the Premises demised under the Lease shall be amended to remove the Surrendered Premises, and Exhibit A to the Lease shall be deleted in its entirety and replaced with Exhibit B attached hereto and incorporated herein by this reference. On or before the Surrender Date, Tenant shall vacate the Surrendered Premises and deliver exclusive possession thereof to Landlord in the condition required by the terms of the Lease. With respect to the period from and after the Surrender Date, neither Landlord nor Tenant shall have any further obligation under the Lease with respect to the Surrendered Premises; provided that the foregoing shall not waive or diminish the obligations of either party which accrued, or shall accrue with respect to the period, on or prior to the Surrender Date, including the obligations to pay Rent and Additional Rent through the Surrender Date and the obligations which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease.

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2.                                      Definitions.

(a)                                 As of the Surrender Date, the definition of “Base Rent (Expansion Premises)” contained in the Basic Provisions of the Lease shall be deleted in its entirety with respect to all periods after the Surrender Date.

(b)                                 As of the Surrender Date, the following definitions contained in the Basic Provisions of the Lease shall be amended and restated in their entirety as follows with respect to all periods after the Surrender Date:

i.                  “Premises: That portion of the Project, as shown on Exhibit A, known as (i) the entire 16th floor of the Building (the “Original Shell Space”), which the parties agree contains 9,767 rentable square feet, (ii) the entire 5th floor of the Science Hotel (other than the Shared Lab Area situated on the fifth floor of the Building), which the parties agree contains 26,957 rentable square feet (the “Original Hotel Space”), and (iii) a portion of the fifteenth floor, which the parties agree contains 4,457 square feet (the “Fifteenth Floor Expansion Premises”, together with the Original Shell Space, the “Shell Space”).

ii.                   “Base Rent: The sum of Base Rent (Shell Space), Base Rent (Hotel Space) and Base Rent (Fifteenth Floor Expansion Premises).

iii.                     “Tenant’s Share: 13.35%

iv.                   “Tenant’s Share (SLA): 50.35%

v.                 “Base Term: With respect to the Original Shell Space and the Original Hotel Space, beginning on October 28, 2010 and ending on August 31, 2021. With respect to the Fifteenth Floor Expansion Premises, month-to-month.”

For purposes of clarification, from and after the date that the Lease is of no further force or effect with respect to the Fifteenth Floor Expansion Premises, the definitions set forth in this Section 2(b) shall be of no further force or effect and the defined terms set forth above thereafter shall have the meanings set forth in the Original Lease.

3.                                      Fifteenth Floor Expansion Premises. Notwithstanding anything to the contrary in this Amendment or the Lease, Tenant’s tenancy of the Fifteenth Floor Expansion Premises shall be a month-to-month tenancy. Either Landlord or Tenant may terminate Tenant’s tenancy with respect to the Fifteenth Floor Expansion Premises by giving written notice to the other party at least thirty (30) days prior to the intended termination date set forth in any such notice of termination (the “Termination Date”); provided, however, that the Termination Date shall not occur prior to March 31, 2013, nor shall the Termination Date occur if Tenant fails, by such date, to deliver exclusive possession of said premises to Landlord in accordance with the terms of the Lease. If Tenant’s tenancy is terminated with respect to the Fifteenth Floor Expansion Premises pursuant to this Section 3, then Tenant shall vacate the Fifteenth Floor Expansion Premises and

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deliver exclusive possession thereof to Landlord in the condition required by the terms of the Lease on or before the Termination Date. Tenant shall have no further obligations under the Lease with respect to the Fifteenth Floor Expansion Premises for the period from and after the Termination Date; provided that the foregoing shall not waive or diminish the obligations of Tenant with respect to the Fifteenth Floor Expansion Premises which accrued, or shall accrue with respect to the period, on or prior to the Termination Date, including the obligations to pay Rent and Additional Rent through the Termination Date and the obligations which, pursuant to the terms of the Lease, survive the expiration or early termination of the Lease.

4.                                      Abatement of Base Rent (Fifteenth Floor Expansion Premises).

Notwithstanding anything to the contrary in the Lease, provided Tenant is not then in Default under the Lease, Tenant’s obligation to pay Base Rent (Fifteenth Floor Expansion Premises) shall be abated in its entirety for the period commencing on December 1, 2012 and ending on January 31, 2013.

5.                                      Miscellaneous.

(a)                                 This Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Amendment may be amended only by an agreement in writing, signed by the parties hereto.

(b)                                 This Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

(c)                                  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Amendment attached thereto.

(d)                                 Landlord and Tenant each represent and warrant that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction, and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

(e)                                  From and after the date hereof, the “Lease” shall refer to the Lease as modified by this Amendment. Except as amended and/or modified by this Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Amendment. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail. Whether or not specifically amended by this Amendment, all of the

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terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Amendment.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:

KADMON CORPORATION, LLC,
a Delaware limited liability company

By:	/s/ Steven N. Gordon
Name:	Steven N. Gordon
Its:	Executive Vice President and General Counsel

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

LANDLORD:

ARE-EAST RIVER SCIENCE PARK, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

		By:	/s/ Gary Dean
		Name:	Gary Dean
		Its:	VP-RE Legal Affairs

[END OF SIGNATURES]

CONSENT OF GUARANTOR

The undersigned, being the Guarantor under that certain Guaranty of Lease dated as of October 28, 2010 (the “Guaranty”) made by the undersigned in favor of Landlord, hereby consents to all of terms, provisions, covenants and conditions set forth in this Amendment, and to the execution and delivery of this Amendment by Tenant. Guarantor hereby agrees that all of the guarantees, terms, covenants, conditions, representations and warranties set forth in the Guaranty are in full force and effect for the benefit of Landlord, and are not amended or modified by the terms of this Amendment, and Guarantor hereby expressly affirms and confirms its obligations, guarantees and liabilities under the Guaranty.

Witness the execution and delivery hereof as an instrument under seal as of the 4th day of January, 2013.

/s/ Samuel D. Waksal
Samuel D. Waksal